Exhibit 23.1




                                   ACCOUNTANTS' CONSENT


The Stockholders and Board of Directors of
Petroleum Heat and Power Co., Inc.:


We consent to the use of our reports relating to the consolidated financial statements and financial statements schedules of Petroleum Heat and Power Co., Inc. and to the consolidated financial statements of Star Gas Corporation incorporated by reference herein.



                                             /s/   KPMG Peat Marwick
                                             -----------------------
                                                   KPMG Peat Marwick


New York, New York
June 9, 1994